UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 27, 2008

COMMISSION FILE NO.: 000-32885

XA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	88-0471263
(STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	(IRS EMPLOYER OF INCORPORATION)

875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(312) 397-9100
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or about March 27, 2008, XA, Inc. (the "Company," "we," and "us") sold a 12% Promissory Note in the aggregate amount of $100,000 (the "Note") to Sands Brothers Venture Capital III, LLC (“Sands Brothers”).  The Company and Sands Brothers entered into the Note in connection with and subject to the terms and conditions of the Revolving Line of Credit Agreement entered into between the Company and Sands Brothers on or around February 29, 2008 (the “Line of Credit”).  The Note evidences the second advance (the “Second Advance”) to the Company by Sands Brothers under the Line of Credit.  The first advance in the amount of $100,000 was made on February 29, 2008 (the “First Advance”) and is still outstanding with the Company having made no payments towards the First Advance to date.  The Second Advance exhausted the funding Sands Brothers agreed to provide the Company pursuant to the Line of Credit.

Terms of the Note

The Note bears interest at the rate of 12% per annum until paid and has a maturity date of June 29, 2008.  Any past-due principal and interest (which failure to pay such amounts is defined as an “Acceleration Event”) bears interest at the rate of 15% per annum until paid in full.  Interest is computed on the basis of a 360-day year.  If any amount of the Note is not paid when due, or otherwise cured as provided in the Line of Credit and Note, or if any Acceleration Event as defined under the Line of Credit occurs, Sands Brothers has the right to provide for the entire amount of unpaid principal and interest on the Note to be immediately due and payable, by providing the Company fifteen (15) days prior written notice (an “Event of Default”).

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 27, 2008, the Company sold the Note to Sands Brothers as described above under “Item 1.01 Entry Into A Material Definitive Agreement.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description

10.1(1)	Revolving Line of Credit Agreement with Sands Brothers Venture Capital III LLC (February 29, 2008) and Promissory Note with Sands Brothers Venture Capital III LLC (February 29, 2008)

10.2*	12% Promissory Note with Sands Brothers Venture Capital III, LLC (March 27, 2008)

* Filed herewith.

(1) Filed as Exhibits to our Report on Form 8-K filed with the Commission on March 4, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XA, INC.

/s/ Joseph Wagner
Joseph Wagner,
Chief Executive Officer

April 7, 2008